UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 15, 2019 (date of earliest event reported)

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SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

001-38632	47-4640296
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 701-4737

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)

The Annual Meeting of Stockholders of Select Interior Concepts, Inc. (the “Company”) was held on Wednesday, May 15, 2019 in Atlanta, Georgia.  The results of the matters submitted to a vote of the stockholders at the meeting are set forth below.  Pursuant to Delaware law and our Amended and Restated Bylaws, abstentions and broker non-votes are not considered votes cast and do not affect the outcome of the votes.

(b)	Proposal 1 - Election of Directors. Stockholders elected each of the persons named below as Directors for a term expiring in 2020 as follows:

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
J. David Smith	11,736,393	1,710	77,149	2,010,062
Tyrone Johnson	11,688,043	50,410	76,799	2.010,062
S. Tracy Coster	11,690,693	50,310	74,249	2,010,062
Donald McAleenan	11,638,190	100,013	77,049	2,010,062
Robert Scott Vansant	11,640,790	100,013	74,349	2,010,062
Brett Wyard	11,640,790	100,013	74,349	2,010,062

(c)	Proposal 2 – Approval of the 2019 Incentive Plan. The stockholders approved the 2019 Incentive Plan. Votes regarding this proposal were as follows:

Votes Cast For:	11,690,84398.95%
Votes Cast Against:	50,4100.43%
Abstentions:	73,9990.63%
Broker Non-Votes:	2,010,062

(d)

Proposal 3 – Ratification of the Appointment of Grant Thornton LLP as Independent Auditors.  The stockholders ratified the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the year ended December 31, 2019.  Votes regarding this proposal were as follows:

Votes Cast For:	13,691,43299.03%
Votes Cast Against:	7,2400.05%
Abstentions:	126,6420.92%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer